SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                          FOODARAMA SUPERMARKETS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials:

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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________________________________________________________________________________

                          FOODARAMA SUPERMARKETS, INC.
                                 922 Highway 33
                               Building 6, Suite 1
                            Howell, New Jersey 07731

                          ----------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held on Wednesday, April 14, 2004
                          ----------------------------

      The Annual Meeting of Shareholders (the "Annual Meeting") of Foodarama Supermarkets, Inc. (the "Company") will be held at the offices of the Company, 922 Highway 33, Building 6, Suite 1, Howell, New Jersey 07731, on Wednesday, April 14, 2004 at 2:00 p.m. (local time), for the following purposes:

      1. To elect five (5) nominees for director who will serve on the Board of Directors of the Company for the following year and until their successors have been elected and qualify; and

      2. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

      The Board of Directors has fixed the close of business on February 20, 2004 as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders as of the Record Date will be available to shareholders at the Annual Meeting.

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU WILL BE PRESENT AT THE ANNUAL MEETING.

                                        By Order of the Board of Directors

                                        /s/ Richard J. Saker

Howell, New Jersey                      Richard J. Saker,
March 1, 2004                           Secretary

                          FOODARAMA SUPERMARKETS, INC.

                                 922 Highway 33

                               Building 6, Suite 1

                            Howell, New Jersey 07731

                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------

GENERAL INFORMATION

      This Proxy Statement and the accompanying form of proxy are being mailed to the shareholders of Foodarama Supermarkets, Inc. ("Foodarama" or the "Company") in connection with the solicitation, by and on behalf of the management of the Company, of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 922 Highway 33, Building 6, Suite 1, Howell, New Jersey, on Wednesday, April 14, 2004 at 2:00 p.m. (local time) and at all postponements or adjournments thereof.

      The securities entitled to vote at the Annual Meeting consist of shares of Common Stock, $1.00 par value, ("Common Stock") of the Company with each share of Common Stock entitling its owner to one vote on an equal basis. The number of outstanding shares of Common Stock on February 20, 2004 was 986,867. Only shareholders of record on the books of the Company at the close of business on that date will be entitled to vote at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

      At the Annual Meeting, shareholders of the Company will consider and vote upon the election of five (5) nominees for director who will serve on the Board of Directors (the "Board" or the "Board of Directors") of the Company and any other business as may properly come before the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of directors. The proxy card provides space for a shareholder to withhold votes for any or all nominees for director. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld for any nominee for director and any abstentions or broker non-votes. Authority withheld will be counted toward the tabulation of total votes cast in the election of directors and will have the same effect as a negative vote. Any proxy submitted and containing an abstention or a broker non-vote is not counted as a vote cast on any matter to which it relates and will only be counted for purposes of determining whether a quorum is present at the Annual Meeting.

      All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies have previously been revoked. Unless otherwise instructed, the shares of Common Stock represented by such proxies will be voted "FOR" the election of management's nominees for director. Management does not know of any other matter to be brought before the Annual Meeting, but it is intended that, as to any such other matter, votes may be cast pursuant to the proxies in accordance with the judgment of the person or persons acting thereunder unless otherwise directed by the shareholders.

      The Company's mailing address is 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey, 07728 and its telephone number is (732) 462-4700. The notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about March 1, 2004.

      Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (a) delivering written notice of such revocation to the Secretary of the Company at its offices; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Annual Meeting and requesting the return of his or her proxy.

      YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                                 PROXY STATEMENT

PRINCIPAL SHAREHOLDERS

      The following table shows, as of February 20, 2004, the persons known to the Company who owned directly or beneficially more than five percent (5%) of the outstanding Common Stock of the Company:

                                                        Amount          Percent
Name of Beneficial Owner                          Beneficially Owned    of Class
--------------------------------------------------------------------------------
Joseph J. Saker (1) (2) (3) (4) ................        194,576           19.2
Estate of Mary Saker (1) (3) ...................         55,798            5.7
Saker Family Corporation (1)(5) ................         85,000            8.6
Richard J. Saker (1) (4) (5) (6) ...............        226,803           22.4
Joseph J. Saker, Jr. (1) (5) (7) ...............        118,095           12.0
Thomas A. Saker (1) (5) ........................        125,041           12.7
Dimensional Fund Advisors, Inc. (8) ............         65,050            6.6
Arthur N. Abbey (9) ............................        118,400           12.0
Trellus Management Company, LLC (10) ...........         51,300            5.2

(1) The address of the foregoing person is c/o Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

(2) Includes 13,378 shares held by the wife of Joseph J. Saker and 31,399 shares willed to him by Mary Saker. Mr. Saker disclaims beneficial ownership of the shares held by his wife.

(3) Mary Saker, deceased, was the mother of Joseph J. Saker. 31,399 of her shares have been willed to Joseph J. Saker.

(4) Includes 25,000 shares subject to currently exercisable options or options exercisable within sixty (60) days of February 20, 2004 granted pursuant to the Company's 2001 Stock Incentive Plan (the "Stock Incentive Plan"). See Note (6) to the Summary Compensation Table.

(5) Includes 85,000 shares held by the Joseph Saker Family Partnership, L.P., a Delaware limited partnership (the "Partnership"). The Saker Family Corporation is the sole general partner (the "General Partner") of the Partnership. Richard J. Saker owns 40% of the outstanding capital stock of the General Partner, and each of Joseph J. Saker, Jr. and Thomas A. Saker owns 30% of the outstanding capital stock of the General Partner. The General Partner owns a 1% interest in the Partnership and has the sole power to sell, transfer or otherwise dispose of the shares of the Company's Common Stock only upon the unanimous consent of all shareholders of the General Partner. On other matters not involving the sale, transfer or other disposition of such shares, the shares of the Company's Common Stock held by the Partnership are voted as directed by the individual shareholders of the General Partner in accordance with their respective ownership interests in the General Partner. Accordingly, the General Partner votes 34,000 shares as directed by Richard J. Saker, 25,500 shares as directed by Joseph J. Saker, Jr., and 25,500 shares as directed by Thomas A. Saker on such other matters.

      In addition to their ownership interests in the General Partner, Richard
      J. Saker, Joseph J. Saker, Jr. and Thomas A. Saker are the beneficiaries of the trust which owns a 99% interest in the Partnership (the "Limited Partner"). Thus, each of Richard J. Saker, Joseph J. Saker, Jr. and Thomas
      A. Saker also has an indirect interest in the Company's Common Stock held by the Partnership by reason of their respective beneficial interests in the Limited Partner. Their beneficial interests in the Limited Partner are in identical proportion to their ownership interests in the General Partner. Richard J. Saker, Joseph J. Saker, Jr. and Thomas A. Saker each disclaim beneficial ownership of shares held by the Partnership in excess of their respective pecuniary interests.

(6) Includes 1,760 shares held by Richard J. Saker's wife and 1,377 shares which are held in a trust for Mr. Saker's son, of which Mr. Saker is the trustee. Mr. Saker disclaims beneficial ownership of the shares described in the preceding sentence.

(7) Includes 2,754 shares which are held in two trusts for the benefit of Mr. Saker's sons, of which Mr. Saker is the trustee. Mr. Saker disclaims beneficial ownership of the shares described in the preceding sentence.

(8) The address of Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager for certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are referred to collectively herein as the "Portfolios." In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 65,050 shares of the Company's Common Stock based upon a copy of Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 6, 2004. The Portfolios own all securities reported in the table, and Dimensional disclaims beneficial ownership of such securities.

(9) The address of Arthur N. Abbey is 212 East 39th Street, New York, New York 10016. Based upon a copy of Schedule 13D filed with the SEC on November 13, 2003, Mr. Abbey has sole voting power with respect to these shares.

(10) The address of Trellus Management Company, LLC ("Trellus") is 350 Madison Avenue, Ninth Floor, New York, New York 10017. Trellus is a Delaware limited liability company and is a Delaware registered investment advisor to domestic and offshore hedge funds. Adam Usdan is President of Trellus. Based upon a copy of Schedule 13G filed with the SEC on September 12, 2002, Adam Usdan and Trellus have shared voting power with respect to these shares.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

SECURITIES OWNED BY MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 20, 2004 by (i) each director and nominee for director of the Company, (ii) the executive officers of the Company on such date, and (iii) the executive officers, nominees for director and directors as a group. Except as set forth in the footnotes to this table, the shareholders have sole voting and investment power over such shares.

                                                                    Amount         Percent
Name of Beneficial Owner                                      Beneficially Owned   of Class
-------------------------------------------------------------------------------------------
Joseph J. Saker (1) (2) (3) ................................        194,576          19.2
Richard J. Saker (1) (2) (4) (5) ...........................        226,803          22.4
Joseph J. Saker, Jr. (1) (4) (6) ...........................        118,095          12.0
Charles T. Parton (1) (7) ..................................          3,150             *
Albert A. Zager (1) (7) ....................................          2,250             *
Robert H. Hutchins (1) (8) .................................            750             *
Michael Shapiro (1) (8) (9) ................................            750             *
Emory A. Altobelli (1) (7) .................................            775             *
Carl L. Montanaro (1) (10) .................................            515             *
Robert V. Spires (1) (7) ...................................            750             *
Joseph C. Troilo (1) (10) ..................................            500             *
Directors, Nominees for Director and Executive Officers
  as a Group (11 persons) (3) (5) (6) (9) (11) (12) (13) ...        548,914          52.7

(*)   Less than one percent.

(1) The address of the foregoing person is c/o Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

(2) Includes 25,000 shares subject to currently exercisable options or options exercisable within sixty (60) days of February 20, 2004 granted pursuant to the Stock Incentive Plan. See Note (6) to the Summary Compensation Table.

(3) Includes 13,378 shares held by the wife of Joseph J. Saker and 31,399 shares willed to him by Mary Saker, deceased, the mother of Joseph J. Saker. Mr. Saker disclaims beneficial ownership of the shares held by his wife.

(4) Includes 85,000 shares held by the Joseph Saker Family Partnership, L.P., a Delaware limited partnership (the "Partnership"). The Saker Family Corporation is the sole general partner (the "General Partner") of the Partnership. Richard J. Saker owns 40% of the outstanding capital stock of the General Partner, and each of Joseph J. Saker, Jr. and Thomas A. Saker owns 30% of the outstanding capital stock of the General Partner. The General Partner owns a 1% interest in the Partnership and has the sole power to sell, transfer or otherwise dispose of the shares of the Company's Common Stock only upon the unanimous consent of all shareholders of the General Partner. On other matters not involving the sale, transfer or other disposition of such shares, the shares of the Company's Common Stock held by the Partnership are voted as directed by the individual shareholders of the General Partner in accordance with their respective ownership interests in the General Partner. Accordingly, the General Partner votes 34,000 shares as directed by Richard J. Saker, 25,500 shares as directed by Joseph J. Saker, Jr. and 25,500 shares as directed by Thomas A. Saker on such other matters.

      In addition to their respective ownership interests in the General Partner, Richard J. Saker, Joseph J. Saker, Jr. and Thomas A. Saker are beneficiaries of the trust which owns a 99% interest in the Partnership (the "Limited Partner"). Thus, each of Richard J. Saker, Joseph J. Saker, Jr. and Thomas A. Saker also has an indirect interest in the Company's Common Stock held by the Partnership by reason of their respective beneficial interests in the Limited Partner. Their beneficial interests in the Limited Partner are in identical proportion to their ownership interests in the General Partner. Richard J. Saker, Joseph J. Saker, Jr. and Thomas A. Saker each disclaim beneficial ownership of shares held by the Partnership in excess of their respective pecuniary interests. See Note (5) to the table captioned "Principal Shareholders."

(5) Includes 1,760 shares held by Richard J. Saker's wife and 1,377 shares which are held in a trust for the benefit of Mr. Saker's son, of which Mr. Saker is the trustee. Mr. Saker disclaims beneficial ownership of the shares described in the preceding sentence.

(6) Includes 2,754 shares which are held in two trusts for the benefit of Mr. Saker's sons, of which trusts Mr. Saker is the trustee. Mr. Saker disclaims beneficial ownership of the shares described in the preceding sentence.

(7) Includes 750 shares subject to currently exercisable options or options exercisable within sixty (60) days of February 20, 2004 granted pursuant to the Stock Incentive Plan.

(8) Includes 250 shares subject to currently exercisable options or options exercisable within sixty (60) days of February 20, 2004 granted pursuant to the Stock Incentive Plan.

(9)   Includes 500 shares owned jointly with Mr. Shapiro's wife.

(10) Includes 500 shares subject to currently exercisable options or options exercisable within sixty (60) days of February 20, 2004 granted pursuant to the Stock Incentive Plan.

                                 PROXY STATEMENT

(11) Of the 548,914 shares, directors of the Company own or have rights to acquire 427,529 shares.

(12) The total number of shares includes 85,000 shares attributed to ownership by Richard J. Saker and 85,000 shares attributed to ownership by Joseph J. Saker, Jr. The 85,000 shares are held by the Joseph Saker Family Partnership, L.P.

(13) Includes shares subject to currently exercisable options or options exercisable within sixty (60) days of February 20, 2004 granted pursuant to the Stock Incentive Plan and held by the directors and executive officers as described above.

      The Company's Third Amended and Restated Revolving Credit and Term Loan Agreement provides that an event of default shall occur if Messrs. Joseph J. Saker and Richard J. Saker together, do not own, beneficially, all voting rights with respect to at least 26% of all of the issued and outstanding Common Stock of the Company.

NOMINEES AS A DIRECTOR OF THE COMPANY

      The By-Laws of the Company provide that the number of directors shall be a minimum of three (3) and a maximum of eleven (11), and permit the exact number of directors to be determined from time to time by the Board. Currently, the Board has fixed the number of directors at five (5).

Nomination Process

      The Company does not have a standing nominating committee or a nominating committee charter. Instead it chooses to rely on the expertise of its independent directors, Charles T. Parton, Albert A. Zager and Robert H. Hutchins, who consider the criteria set forth below, to propose nominees for director and the judgment of the Board in determining the nominees for election. The independent directors of the Board currently meet the standards for independence as set forth in the rules of the American Stock Exchange ("AMEX"), the exchange on which the Company's Common Stock is traded. The nominees named herein were unanimously proposed and recommended for approval by the full Board by the following independent directors of the Company, Charles T. Parton, Albert
A. Zager and Robert H. Hutchins.

      The members of the Board as a whole believe that, at a minimum, the Board should be comprised of directors who have expertise that may be useful to the Company as well as directors who have in the past exhibited the highest personal and professional ethics. When considering nominees for director, the independent directors consider several factors, including (i) relevant business experience;
(ii) independence from management; (iii) judgment, skill, integrity and reputation; (iv) existing commitments and potential conflicts of interest; (v) financial and accounting background; and (vi) the size and composition of the existing Board. Because the nominees named below are all sitting directors of the Company who are up for re-election at the Annual Meeting, the independent directors also considered each director's past performance on the Board. The Board seeks to identify individuals who satisfy these criteria from among persons known to them.

      The independent directors of the Board will also consider nominees for director suggested by shareholders of the Company. The process by which a shareholder of the Company may suggest a nominee for director of the Company can be found under "Shareholder Proposals and Nominees for Director." The independent directors will apply the same criteria described above to any candidate suggested by a shareholder as well as evaluate any additional information required to be submitted therewith. The Company does not pay any fees to third parties to identify, evaluate or assist in identifying or evaluating potential nominees.

Nominees

      It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of the five (5) nominees for director named herein, each for a term expiring at the annual meeting in 2005 or until such time as his successor has been duly elected and qualifies. If for any reason any of the said nominees should be unable or unwilling to serve, which is not now anticipated, the proxies will be voted for a substitute nominee(s) who will be designated by the Board.

      The following table sets forth certain information relating to the individuals nominated by the Board to serve as a director of the Company:

                                                                                                             Year First
                                                                                                             Elected a
Name and Age                    Principal Occupation                                                          Director
-----------------------------------------------------------------------------------------------------------------------
Joseph J. Saker (75) ........   Chairman of the Board of the Company                                            1958
Richard J. Saker (52) .......   President, Chief Executive Officer and Secretary of the Company                 1987
Charles T. Parton (62) ......   Chairman of the Board--Two River Community Bank, a commercial bank              1995
Albert A. Zager (55) ........   Member--Carton, Arvanitis, McGreevy, Argeris, Zager & Aikins, L.L.C.,
                                  Attorneys at Law                                                              1995
Robert H. Hutchins (52) .....   President and Managing Director--Hutchins, Farrell, Meyer & Allison, P.A.,
                                  Certified Public Accountants                                                  2001

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

      Mr. Joseph J. Saker served as President of the Company from its incorporation in 1958 until October 3, 2000 and as Chief Executive Officer of the Company from its incorporation until November 1, 2003. Mr. Saker has served as Chairman since 1971. In addition to his responsibilities with the Company, he is active in other community affairs. Joseph J. Saker is the father of Richard
J. Saker, President and Chief Executive Officer of the Company, Joseph J. Saker, Jr., Senior Vice President--Marketing and Advertising of the Company and Thomas
A. Saker, a Vice President--Store Operations of the Company.

      Mr. Richard J. Saker, a graduate of St. Joseph's University, has been employed by the Company since 1969 and served as Senior Vice President--Operations from 1984 until 1995, at which time he assumed the position of Executive Vice President--Operations. On October 3, 2000, he was elected President of the Company. On November 2, 2003, Mr. Saker was elected by the Board to assume the position of Chief Executive Officer of the Company, a position formerly held by Joseph J. Saker. He is a member of the Board of Directors of Wakefern Food Corporation ("Wakefern"), a retailer-owned food distribution corporation which provides purchasing, warehousing and distribution services to the Company as well as other shareholder members, and a member of its Finance Committee.

      Mr. Parton is Chairman of the Board of Two River Community Bank (the "Bank") and has served in that position since May 1, 2000. Prior to assuming that position, he served as President and Chief Executive Officer of the Bank from February 1, 2000 to April 30, 2000. In addition, on March 1, 1999, Mr. Parton began serving and continues to serve as a managing member of TRB, LLC, a financial holding company formed in connection with the incorporation of the Bank. He formerly served as the President of Concord Science and Technology Co., Inc. from May 1997 until February 1999. He has been a financial executive, consultant and Certified Financial Planner for the last nine years and is Executive Vice President and Treasurer of The Parton Corporation. He is also a Director of Kuehne Chemical Co., Inc. (chlorine and caustic soda products).

      Mr. Zager has been a member of Carton, Arvanitis, McGreevy, Argeris, Zager & Aikins, L.L.C. Attorneys at Law and its predecessors since 1977. He is the Chairman of its Executive and Management Committees. He is President of the Board of Directors of the Center for Holocaust Studies of Brookdale Community College, a founding member of the Board of Directors of the Eastern Monmouth Area Chamber of Commerce Educational Foundation, Inc., and outside General Counsel for Meridian Health System, Inc.

      Mr. Hutchins, CPA, has been the President and Managing Director of Hutchins, Farrell, Meyer & Allison, P.A., a certified public accounting firm, since he founded the firm in 1984. In addition, Mr. Hutchins has been active in community affairs. He is a founder and Chairman of the Board of Trustees of Ocean Housing Alliance, Inc., and has served as an elected Board Member of the Toms River Regional School District and as an appointed member of the Ocean County Mental Health Advisory Board. He is past Chairman of the American Cancer Society--Ocean Unit, Co-chairperson of the American Cancer Society Eastern Region Excalibur and a member of the National American Cancer Society Excalibur Advisory Committee.

CORPORATE GOVERNANCE

      The Company currently has a Code of Conduct (the "Code") which is applicable to all directors, officers and employees of the Company, including the Company's principal executive and senior financial officers. The Code requires, among other things, that all directors, officers and employees of the Company avoid conflicts of interest, comply with all laws and legal requirements and otherwise conduct business in an honest and ethical manner. A copy of the Code was filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2003.

DIRECTORS' MEETINGS AND COMMITTEES

      The Company held ten (10) meetings of its Board, including three (3) telephonic meetings, during the fiscal year ended November 1, 2003. No incumbent Director attended fewer than 75% of the total number of meetings held by the Board and Committees of the Board on which he served, other than Joseph J. Saker who attended 60%.

Board Committees

      The Board has appointed Executive, Audit and Stock Option Committees. The Company does not have a compensation committee of the Board. Instead, the full Board acts on matters of compensation. The Executive Committee, which consists of Messrs. Joseph J. Saker and Richard J. Saker, holds periodic meetings as required by the circumstances. The Audit and Stock Option Committees each consist of Messrs. Parton, Zager and Hutchins. During the fiscal year ended November 1, 2003, the Audit Committee held seven (7) meetings, including one (1) telephonic meeting, and there were no meetings of the Stock Option Committee.

Director Attendance at Annual Meetings

      The Company encourages all of its directors to attend the Annual Meeting and typically schedules a Board meeting directly following the Annual Meeting. Last year, all of the directors, with the exception of Mr. Hutchins, attended the Annual Meeting and the subsequent Board meeting.

                                 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of Audit Committee

      The Audit Committee of the Board (the "Audit Committee") is comprised of the following directors: Charles T. Parton, Albert A. Zager and Robert H. Hutchins. Each member of the Committee qualifies as an independent director in accordance with the rules of AMEX and the rules and regulations of the SEC. In addition, the Board has determined that Robert H. Hutchins is both independent and qualifies as a financial expert, as defined by SEC rules. The Audit Committee operates under a written charter previously adopted by the Board (see discussion below).

      The primary function of the Committee is to provide advice with respect to the Company's financial matters and to assist the Board in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Committee's primary duties and responsibilities are to: 1) serve as an independent and objective body to monitor the financial reporting process and internal control system of the Company; 2) oversee the quality and integrity of the financial statements of the Company; 3) engage a firm of independent auditors for the Company each year; 4) review and appraise the qualifications, performance and independence of the Company's independent auditors; 5) review and appraise the performance of the Company's internal audit department; 6) provide an open forum for communication among the independent auditors, senior financial officers, other members of management, the internal audit department and the Board; and 7) assist in assuring the Company's compliance with legal and regulatory requirements.

Audit Committee Charter

      The Audit Committee developed an Audit Committee Charter (the "Charter") in consultation with the Company's accounting and finance department, its internal audit department, the Company's independent auditors and outside general counsel. The Board adopted the Charter on June 7, 2000, and the Charter was filed with the SEC on February 26, 2001 as Appendix "A" to the Company's proxy statement delivered in connection with the 2001 annual meeting of shareholders. The Audit Committee reviews the Charter on an annual basis and updates the Charter as necessary. On September 25, 2003 and again on January 15, 2004, the Board adopted amendments to the Charter as recommended by the Audit Committee to comply with the recently amended corporate governance rules of AMEX and the rules and regulations of the SEC. The Charter, as amended, is attached hereto as "Appendix A."

Review of the Company's Audited Financial Statements for the Fiscal Year ended November 1, 2003

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended November 1, 2003 with the Company's management. The Audit Committee has discussed with Amper, Politziner & Mattia, P.C., the Company's independent auditors, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also met with the Company's Disclosure Committee, which is responsible for taking appropriate measures to assure that the reports that the Company files with the SEC pursuant to the Exchange Act disclose all information required to be disclosed in such reports and for modifying the Company's disclosure controls and procedures, as necessary.

      The Audit Committee has also received the written disclosures and the letter from Amper, Politziner & Mattia, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Amper, Politziner & Mattia, P.C. with that firm. Amper, Politziner & Mattia, P.C. confirmed, in its professional judgment, that it is not aware of any relationship between Amper, Politziner & Mattia, P.C. and the Company that would reasonably bear on its independence.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2003 for filing with the SEC.

Audit Fees

      The Company paid a total of $201,000 in fiscal year 2003 and $143,000 in fiscal year 2002 to Amper, Politziner & Mattia, P.C. for audit services, which included work related to the annual audit and quarterly reviews rendered in fiscal years 2003 and 2002, respectively.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

Audit Related Fees

      During the last two (2) fiscal years, Amper, Politziner & Mattia, P.C. rendered professional services in connection with a review and analysis of the Company's information systems and sundry accounting consultation projects. The Company paid a total of $4,000 for these services rendered during fiscal year 2003 and a total of $31,000 for these services during fiscal year 2002.

Tax Fees

      The Company paid a total of $45,000 in fiscal year 2003 and $34,000 in fiscal year 2002 to Amper, Politziner & Mattia, P.C. for income tax consultation, including income tax compliance, tax advice and tax planning.

All Other Fees

      Amper, Politziner & Mattia, P.C. did not bill the Company for any other services during fiscal years 2003 or 2002.

      The Audit Committee has considered whether the non-audit services provided by Amper, Politziner & Mattia, P.C., including the services rendered in connection with income tax consultation, were compatible with maintaining its independence and has determined that the nature and substance of the limited non-audit services did not impair the status of Amper, Politziner & Mattia, P.C. as the Company's independent auditors. All of the engagements of Amper, Politziner & Mattia, P.C. were pre-approved by the Audit Committee, and the Audit Committee did not make use of the de minimis exception to pre-approval contained in the rules of the SEC which permits limited engagements for non-audit services involving amounts under a specified threshold.

Submitted by:     Charles T. Parton
                  Albert A. Zager
                  Robert H. Hutchins

EXECUTIVE OFFICERS OF THE COMPANY

      The executive officers of the Company are as set forth below:

Name                             Age   Capacities in Which Served
-----------------------------------------------------------------------------------------------------------
Joseph J. Saker (1) ...........  75    Chairman of the Board
Richard J. Saker (1) ..........  52    Chief Executive Officer, President and Secretary
Michael Shapiro (2) ...........  62    Senior Vice President, Chief Financial Officer and Treasurer
Emory A. Altobelli (3) ........  63    Senior Vice President--Corporate Subsidiaries and Services
Carl L. Montanaro (4) .........  62    Senior Vice President--Sales and Merchandising
Joseph J. Saker, Jr. (5) ......  43    Senior Vice President--Marketing and Advertising
Robert V. Spires (6) ..........  50    Senior Vice President--Human Resources and Labor Relations
Joseph C. Troilo (7) ..........  70    Senior Vice President--Financial Administration, Assistant Secretary
                                         and Assistant Treasurer

(1)   See "Nominees as a Director of the Company."

(2) Mr. Shapiro joined the Company on August 15, 1994 as Senior Vice President, Chief Financial Officer and Treasurer.

(3) Mr. Altobelli has served as Senior Vice President, Corporate Subsidiaries and Services, since June 21, 1995. Prior to that date he served as Senior Vice President, Administration, commencing in June 1990.

(4) Mr. Montanaro has served as Senior Vice President, Sales and Merchandising, since June 21, 1995. From March 1988 to June 1995 he served as Vice President of Sales and Merchandising.

(5) Mr. Joseph J. Saker, Jr. has served as Senior Vice President, Marketing and Advertising since March 1, 2002. From October 2001 to February 28, 2002 he served as a Vice President of Operations. From May 1990 to September 2001, he served as a Director of Operations.

(6) Mr. Spires has served as Senior Vice President, Human Resources and Labor Relations, since June 21, 1995. From August 1991 to June 1995, he served as Vice President of Human Resources and Labor Relations.

(7) Mr. Troilo has served as Senior Vice President, Financial Administration, since August 1994. From 1974 to August 1994, he served as Senior Vice President, Finance.

                                 PROXY STATEMENT

EXECUTIVE COMPENSATION

      The aggregate compensation paid or accrued by the Company during the last three fiscal years ended November 3, 2001, November 2, 2002 and November 1, 2003 to the Chief Executive Officer of the Company and to the four most highly compensated executive officers (other than the Chief Executive Officer) whose compensation in salary and bonus exceeded $100,000 in the last fiscal year (the "Named Officers") is set forth in the following table:

                                                                   Summary Compensation Table
                                              ----------------------------------------------------------------------
                                                     Annual Compensation                All Other Compensation
                                              --------------------------------    ----------------------------------
                                                                                                            Shares
                                                                                                          Underlying
                                                                                                           Options/
Name and Principal Position                   Year       Salary      Bonus (1)    SERP (2)    401(k) (3)   SARS (4)
---------------------------------------------------------------------------------------------------------------------
Joseph J. Saker (5) .....................     2003      $413,200     $ 57,656     $161,500     $4,000
  Chairman and                                2002       413,200       74,732      150,100      3,400
  Chief Executive Officer                     2001       395,553      122,176      128,500      3,400       40,000(6)
Richard J. Saker ........................     2003      $522,650     $ 72,476     $392,000     $4,000
  President, Chief Operating                  2002       504,250       90,611      523,000      3,400
  Officer and Secretary (7)                   2001       437,118      132,188      345,000      3,400       50,000
Michael Shapiro .........................     2003      $202,970     $ 22,381     $ 91,300     $6,753
  Senior Vice President, Chief                2002       203,857       28,164      102,400      6,150
  Financial Officer and Treasurer             2001       189,351       39,430       88,400      5,421        1,000
Carl L. Montanaro .......................     2003      $180,993     $ 18,033     $ 53,200     $6,115
  Senior Vice President, Sales                2002       173,758       22,692       60,200      6,006
  and Merchandising                           2001       169,367       31,769       53,200      5,321        1,000
Joseph J. Saker, Jr. ....................     2003      $163,763     $ 18,033           --     $5,566
  Senior Vice President, Marketing            2002       161,561       21,920           --      5,856
  and Advertising                             2001       146,555       23,700           --      5,180

(1) Incentive compensation paid or accrued pursuant to the Company's Incentive Compensation Plans (the "Incentive Plans"). The Incentive Plans were adopted by the Board for each of the fiscal years presented in the table to attract, retain and motivate non-union salaried employees by providing incentive compensation awards in cash. The Board administers the Incentive Plans, which includes designating non-union salaried employees eligible to participate in the Incentive Plans and awarding incentive compensation to the eligible employees, subject to the Company achieving certain specified levels of pre-tax profit. In administering the Incentive Plans, the Board took into account the recommendations of the Company's executive officers, except that determinations made with respect to the Company's Chairman of the Board and President were made solely by the Company's independent directors.

(2) These amounts represent the projected annual benefit at retirement as of the end of each fiscal year for the applicable Named Officers under the Company's Supplemental Executive Retirement Plan ("SERP"), which was approved by the Board on January 17, 1989. Amounts payable at retirement under the SERP range from 40% to 50% of the employee's highest average compensation over a five-year period less primary Social Security, pension plan benefits and 401(k) benefits and are payable until death, but for a minimum of 120 months, except for Mr. Joseph J. Saker (See Note (5) below). This Plan covers seven (7) executive officers and other key employees and is intended to supplement the Company's retirement benefits. Such amounts are not payable until the earlier of the death, disability or retirement of the covered employee. The Company anticipates paying for benefits as they become due out of current operating income.

      The SERP provides for a pre-retirement death benefit of one-half the amount payable upon retirement, actuarially computed, payable to the employee's beneficiary over 120 months. If the employee dies after retirement, such employee's beneficiary will receive the same benefit the employee would have received if the employee had lived for 120 months. The Company has agreed to amend the SERP for Mr. Joseph J. Saker as described in Note (5) below. During fiscal 2003, the Company recorded $556,000 of deferred compensation expense with respect to the SERP.

(3) Represents amounts contributed by the Company under its 401(k) Plan (the "401(k) Plan"). The Company maintains a 401(k) Plan for all qualified non-union employees. Employees are eligible to participate in the 401(k) Plan after completing one (1) year of service (1,000 hours) and attaining age 21. Employee contributions are discretionary to a maximum of 30% of compensation but may not exceed $12,000 per year. The Company has elected to match 25% of the employee's contributions up to 6% of employee eligible compensation not exceeding $200,000. The Company may make additional discretionary contributions. These discretionary contributions amounted to 2% of eligible compensation for the three calendar years ending December 31, 2003.

(4) Represents options to purchase shares of the Company's Common Stock, granted pursuant to the Stock Incentive Plan, described more particularly in Notes 1 and 2 in the table below captioned "Aggregated Option Exercises in the Fiscal Year Ended November 1, 2003 and Fiscal Year-End Option Values for the Named Officers."

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

(5) Effective November 2, 2003, Joseph J. Saker relinquished his position as Chief Executive Officer of the Company, but continues to serve as an executive officer of the Company, occupying the position of Chairman of the Board pursuant to a two (2) year employment agreement (the "Employment Agreement") commencing November 2, 2003 and ending October 29, 2005. Richard J. Saker was elected by the Board to assume the position of Chief Executive Officer.

      Mr. Saker's base salary under the Employment Agreement is $325,000 and $275,000 during the first and second years, respectively, of the term of the agreement. Mr. Saker will be eligible to participate in the Company's Incentive Plans and 401(k) Plan and will be entitled to receive insurance benefits made available to other employees of the Company during the term of the Employment Agreement. The Company has agreed to pay for the transportation of Mr. Saker to and from the Company's offices and store locations.

      In addition, the Employment Agreement provides certain post retirement benefits for Mr. Saker and his wife. Specifically, the Company has agreed to provide fully paid medical and dental insurance coverage for Joseph Saker and his wife during their respective lives. The Company will provide certain supplemental life insurance for Mr. Saker post retirement and the annual premiums to be paid by the Company for such insurance shall not exceed $22,104. Also, the Company has agreed to amend its SERP, as to Mr. Saker only, to provide for payments under that plan for the joint and several lives of Joseph J. Saker and his wife. Each other executive participating in the SERP is entitled to a benefit payable for his life and, in the event of death, his beneficiary is entitled to receive a benefit for a period of up to 120 months. See Note (2) above.

(6) As a result of a settlement with certain shareholders who initiated a legal action against the Company, Mr. Saker returned to the Company 10,000 unvested stock options previously awarded to him under the Stock Incentive Plan. Additional information regarding the litigation is presented in Note 14 to the Consolidated Financial Statements included in the Company's Annual Report to Shareholders.

(7) The members of the Board elected Richard J. Saker to assume the position of Chief Executive Officer of the Company effective November 2, 2003.

OPTION GRANTS AND EXERCISES DURING FISCAL YEAR ENDED NOVEMBER 1, 2003

      The Company did not grant any stock options in the Fiscal Year Ended November 1, 2003 nor were there any stock option exercises during that period.

      Aggregated Option Exercises in the Fiscal Year Ended November 1, 2003 and Fiscal Year-End Option Values for the Named Officers

                                                             Total Number of Securities          Value of Unexercised
                                                           Underlying Unexercised Options        In the Money Options
                                                                 at November 1, 2003            at November 1, 2003 (1)
                                 Shares                    ------------------------------   -----------------------------
                               Acquired on      Value
Name (2)                        Exercise       Realized     Exercisable    Unexercisable    Exercisable     Unexercisable
-------------------------------------------------------------------------------------------------------------------------
Joseph J. Saker .............      --             --          20,000          20,000(3)       $113,000        $113,000
Richard J. Saker ............      --             --          20,000          30,000          $113,000        $169,500
Michael Shapiro .............      --             --             250             250          $  1,412        $  1,412
Carl L. Montanaro ...........      --             --             500             250          $  2,825        $  1,412
Joseph J. Saker, Jr. ........      --             --              --              --                --              --

(1) This represents the difference between the closing price of the Company's Common Stock on October 31, 2003, the last trading day in Fiscal 2003 ($25.25), and the exercise price of the options ($19.60).

(2) All stock options were granted on August 8, 2001 (the "Grant Date") in accordance with the Stock Incentive Plan. The stock options granted to Messrs. Joseph J. Saker and Richard J. Saker are assignable to any of their respective children or grandchildren who are employed by the Company at the store manager or higher level. The options granted to Mr. Richard
      J. Saker, which include 20,000 shares subject to currently exercisable options, vest quarterly from the Grant Date over a five (5) year period. The options granted to Mr. Joseph J. Saker, which include 20,000 shares subject to currently exercisable options, vest quarterly from the Grant Date over a four (4) year period. See Note (6) to the Summary Compensation Table. All other stock options granted vest, per individual, 250 shares on the Grant Date and 250 shares on each anniversary of the Grant Date thereafter for the next (3) three years.

(3)   See Note (6) to the Summary Compensation Table.

                                 PROXY STATEMENT

PENSION PLAN

      The Company maintains a defined benefit pension plan for eligible employees. Full vesting occurs after five (5) years of service. Benefits upon retirement prior to age 65 are reduced actuarially. Benefits under the plan are determined by a formula equal to .6% times the highest five (5) consecutive year average of a participant's compensation from the commencement of employment through September 30, 1997, times the total years of service at September 30, 1997. The plan also provides for lump sum payments, which are payable under certain circumstances. The table set forth below specifies the estimated annual benefits payable upon normal retirement at age 65. Pursuant to a resolution adopted by the Board on September 24, 1997, years of service and benefit accruals for participants in the plan were frozen effective September 30, 1997. In lieu of contributions to the defined benefit pension plan for the six (6) calendar years ended December 31, 2003, the Board has approved contributions to the 401(k) Plan in an amount equal to the sum of (a) two percent (2%) of the eligible compensation of 401(k) Plan participants; and (b) $.25 for every $1.00 contributed to the 401(k) Plan by the participants for up to 6% of the participant's eligible compensation. The Company did not make any contributions to the 401(k) Plan prior to freezing benefit accruals under the defined benefit pension plan.

                                 Years of Service at September 30, 1997
--------------------------------------------------------------------------------
Remuneration                15          20          25          30          35
--------------------------------------------------------------------------------
$100,000 ..............  $ 7,500     $10,000     $12,500     $15,000     $17,500
 125,000 ..............    9,375      12,500      15,625      18,750      21,875
 150,000 ..............   11,250      15,000      18,750      22,500      26,250
 175,000 ..............   13,125      17,500      21,875      26,250      30,625
 200,000 ..............   15,000      20,000      25,000      30,000      35,000
 225,000 ..............   16,875      22,500      28,125      33,750      39,375
 250,000 ..............   18,750      25,000      31,250      37,500      43,750
 275,000 ..............   20,625      27,500      34,375      41,250      48,125
 300,000 ..............   22,500      30,000      37,500      45,000      52,500

      For purposes of vesting benefits under the pension plan, the Company has credited Richard J. Saker with 23 years of service; Michael Shapiro with 3 years of service; Joseph J. Saker, Jr. with 21 years of service; and Carl L. Montanaro with 35 years of service. The highest five (5) consecutive year average, or pro-rated portion thereof, of compensation through September 30, 1997 for each of the Company's Named Officers, after giving effect to applicable limitations under the Internal Revenue Code of 1986, as amended, is as follows: Richard J. Saker--$150,000, Michael Shapiro--$150,000, Carl L. Montanaro--$119,000, and Joseph J. Saker, Jr.--$99,000.

      Mr. Joseph J. Saker received a lump sum distribution of $403,878 in January 1995, representing the amount of his vested interest in the pension plan.

DIRECTORS' COMPENSATION

      All non-employee directors receive, in addition to reimbursement for their reasonable expenses associated with attendance at meetings of the Board, an annual retainer fee of $15,000 payable quarterly in advance, and a participation fee of $1,000 for each meeting of the Board attended. All non-employee members of the Audit Committee receive, in addition to reimbursement for their reasonable expenses associated with attendance at Audit Committee meetings, a fee of $1,000 for each Audit Committee meeting attended if held on a day other than a day on which a Board meeting is held, and a fee of $500 for each Audit Committee meeting attended if held on the same day as a meeting of the Board. All non-employee members of the Stock Option Committee receive, in addition to reimbursement for their reasonable expenses associated with attendance at Stock Option Committee meetings, a fee of $500 for each Stock Option Committee meeting attended if held on a day other than a day on which a Board meeting is held.

      The Company paid a total of $64,750 during the fiscal year ended November 1, 2003 to directors who are not employees of the Company.

COMPLIANCE WITH REPORTING REQUIREMENTS

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received, the Company believes that, during the fiscal year ended November 1, 2003, all of its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      For the fiscal year ended November 1, 2003, the full Board performed the functions of a board compensation committee. Executive officers who served on the Board during fiscal 2003 were Mr. Joseph J. Saker, Chairman of the Board and Chief Executive Officer (see discussion in Compensation Report of Board of Directors), and Mr. Richard J. Saker, President, Chief Operating Officer and Secretary. The Board acted on matters of compensation for the Chief Executive Officer and the Chief Operating Officer, with each of such officers abstaining from any compensation decisions relating specifically to them.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

      The Company's independent directors are responsible for determining the compensation of the Company's Chief Executive Officer and its Chief Operating Officer. During fiscal 2003, Joseph J. Saker served as the Company's Chief Executive Officer and Richard J. Saker served as the Company's Chief Operating Officer. In order to arrive at an appropriate level of compensation for the Company's Chief Executive Officer and Chief Operating Officer for the fiscal year ended November 1, 2003, the independent directors considered a variety of factors presented in this report.

      Corporate data for chief executive officers and chief operating officers of similar sized grocery retailing organizations throughout the country as well as the Company's financial performance and other achievements during the fiscal year ended November 2, 2002 were reviewed and considered by the Company's independent directors in determining compensation levels for the Company's Chief Executive Officer and Chief Operating Officer for fiscal 2003. In addition, the independent directors continued their consideration of the "management service fee" approach in determining compensation levels for the Company's Chief Executive Officer and Chief Operating Officer. The management service fee concept uses competitive data to evaluate appropriate relative compensation levels between a corporation's chief executive officer and chief operating officer in circumstances where the duties of these offices overlap. In addition, the independent directors took into account the fact that both the Chief Executive Officer and Chief Operating Officer of the Company have personally guaranteed significant amounts of indebtedness owed by the Company to Wakefern.

      After careful consideration of the various factors, including, among others, the facts referenced above, the independent directors determined that there would be no change in the base salary of the Chief Executive Officer and that the base salary of the Chief Operating Officer should be increased by three percent (3%) for the fiscal year ended November 1, 2003. See "Executive Compensation--Summary Compensation Table."

      As of the end of the 2003 fiscal year, Joseph J. Saker relinquished his role as Chief Executive Officer of the Company. Recognizing the substantial contribution that Mr. Saker has made and is expected to continue to make to the growth, development and successful operation of the Company, including his personal guaranty of the Company's indebtedness to Wakefern, the Board determined that it was in the best interests of the Company and its shareholders that Joseph Saker's judgment and experience remain available to the Company and that he continue to serve as an executive officer of the Company occupying the position of Chairman of the Board. The Board approved a two (2) year employment agreement between the Company and Joseph J. Saker beginning November 2, 2003. See Note (5) to the Summary Compensation Table.

      The members of the Board have elected Richard J. Saker to assume the position of Chief Executive Officer of the Company based upon his substantial experience in supermarket operations, his long tenure as an executive officer of the Company and his substantial contribution to the growth and development of the Company.

      Historically, the Company's Chief Executive Officer and Chief Operating Officer make determinations with respect to cash compensation paid to other executive officers of the Company. In addition to considering market comparisons, salaries paid to executive officers are based on the executive's level of responsibility, experience in his role, and the overall performance and condition of the Company and the economy at large.

      The Company's Board is responsible for administration of the Company's 2003 Incentive Compensation Plan (the "Incentive Compensation Plan"). Pursuant to the Incentive Compensation Plan, the Company has undertaken to pay incentive compensation to designated employees if it achieved certain adjusted pre-tax profit levels. The terms of the Incentive Compensation Plan are generally consistent with the terms of incentive compensation plans adopted and approved by the Company for prior fiscal years. Pursuant to the Incentive Compensation Plan, the Board awarded cash incentive compensation to certain non-union salaried employees of the Company, including Mr. Joseph J. Saker and Mr. Richard
J. Saker. See "Executive Compensation--Summary Compensation Table."

      The Stock Option Committee of the Board, which consists of its outside directors, administers the Company's Stock Incentive Plan. The Stock Incentive Plan enables the Company to grant stock-based and other forms of incentives, including stock options, stock appreciation rights, phantom stock, and restricted stock, among others. The Stock Option Committee may select from among these types of awards, and may combine different types of awards within individual grants, to establish individual grants affording long-term incentives, for the purpose of better aligning the interests of the Company's management with those of its shareholders. The Stock Option Committee did not grant any awards to the Company's key executives and directors during the fiscal year ended November 1, 2003.

                                 PROXY STATEMENT

      Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 (per person) on the amount of compensation that may be deducted by a public company in any year for compensation paid to each of a corporation's Named Officers. Qualifying performance based compensation is not subject to the deduction limit if certain requirements are satisfied. The grant of options to the Named Officers in 2001 under the Stock Incentive Plan does not qualify as performance based compensation. The exercise of these options could result in deductible compensation in excess of the limit imposed by Section 162(m). The Board may award compensation that may be non-deductible under Section 162(m) when, in the exercise of its business judgment, such award would be in the best interests of the Company. The Section 162(m) limitation has not yet had any effect upon the Company and its ability to deduct, for tax purposes, compensation paid to its Named Officers.

      The Company's independent directors believe that the best interests of the Company and its shareholders are served by the Company's current compensation programs. The Board members will continue to review the Company's compensation plans periodically to determine what changes, if any, should be implemented to their structure, taking into account the Company's financial condition and performance.

Submitted by:     Charles T. Parton
                  Albert A. Zager
                  Robert H. Hutchins

PERFORMANCE ANALYSIS

      Set forth below is a line graph comparing the cumulative total return of the Company, the AMEX Wholesale & Retail Trade Index, the Standard & Poor's 500 Composite Stock Price Index and the AMEX Composite Index for the five years commencing October 31, 1998 and ended November 1, 2003. The graph assumes that $100 was invested on October 31, 1998 in the Company's Common Stock, the
AMEX Wholesale & Retail Trade Index, the Standard & Poor's 500 Composite Stock Price Index and the AMEX Composite Index and that all dividends, if any, were reinvested.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                          FOODARAMA SUPERMARKETS, INC.
                             PRICE PERFORMANCE GRAPH

                     1998      1999       2000       2001       2002       2003
                     ----      ----       ----       ----       ----       ----
                                             (Dollars)
AMEX COMPOSITE       100      124.08     140.89     127.70     128.44     164.75
AMEX INDUSTRY        100      106.38      70.88      54.57      56.68      80.02
FOODARAMA            100       89.45      57.42     127.34      84.38      78.91
S&P 500              100      124.05     130.10      96.46      82.00      95.63

CERTAIN TRANSACTIONS

(a)   Transactions with Management and Certain Business Relationships

      As required by the By-Laws of Wakefern, the obligations owed by the Company to Wakefern are personally guaranteed by Joseph J. Saker, Richard J. Saker, Joseph J. Saker, Jr. and Thomas A. Saker. As of November 1, 2003 the Company was indebted to Wakefern in the amount of approximately $37,506,000 for current charges in the ordinary course of business. Wakefern presently requires each of its shareholders to invest up to $650,000 in Wakefern's non-voting capital stock for each store operated by it, computed in accordance with a formula based on the volume of such store's purchases from Wakefern. As of November 1, 2003, the Company had a 15.6% investment in Wakefern of $15,093,000. As a shareholder member of Wakefern, the Company earns a share of any annual Wakefern patronage dividend. The dividend is based on the distribution of operating profits on a pro rata basis in proportion to the dollar volume of business transacted by each member with Wakefern during each fiscal year. As of November 1, 2003, the Company was indebted in connection with an investment in Wakefern. The debt of $3,975,000 was non-interest bearing and payable in scheduled installments over a period of up to seven (7) years. Additional information with respect to the Company's relationship with Wakefern is contained in the Company's 2003 Annual Report on Form 10-K and in the notes to the Company's 2003 financial statements.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

      The Company also has an investment in Insure-Rite, Ltd., another company affiliated with Wakefern, of $1,080,000 as of November 1, 2003. Insure-Rite, Ltd. provides the Company with a portion of its liability insurance coverage with the balance paid through Wakefern to private carriers. Insurance premiums paid to Wakefern, including amounts due Insure-Rite, Ltd., were $4,599,000 in fiscal 2003 and the Company believes that such amount is comparable to the amount that would be charged by a similarly situated unaffiliated general liability and property insurer.

      The Company leases from Joseph J. Saker, the Chairman of the Company, and his wife, doing business as Saker Enterprises, a 57,000 square foot supermarket in Freehold, New Jersey, under a lease expiring December 31, 2018. This lease provides for four five year extension options. The Company also leases from Saker Enterprises a 5,200 square foot garden center building and 5,000 square feet of yard area under a lease which expired on December 31, 2003. The Company continues to lease the property on a month-to-month basis and is in the process of entering into another long term lease. In addition, the Company leases from Saker Enterprises 9,000 square feet of space for its liquor store under a lease expiring December 31, 2008. Both properties are located in the same shopping center as the supermarket. During the fiscal year ended November 1, 2003, an aggregate amount for rent (including taxes and insurance) of $941,000 was paid by the Company to Saker Enterprises for the supermarket, garden center and liquor store.

      The Company subleases from Wakefern a supermarket in East Windsor, New Jersey under a sublease expiring in 2008. The Company also subleases from Wakefern a supermarket in Marlboro, New Jersey under a sublease expiring in 2006. During the fiscal year ended November 1, 2003, aggregate amounts for rent of $1,141,000 and $837,000 were paid by the Company to Wakefern for the East Windsor supermarket and the Marlboro supermarket, respectively. Upon expiration of these subleases, the underlying leases will be assigned to and assumed by the Company provided that certain conditions, which include the absence of defaults by the Company in its obligations to Wakefern and the Company's lenders, and the maintenance of a specified level of net worth, are satisfied. The term of the leases for the East Windsor and Marlboro supermarkets expire in 2018 and 2021, respectively.

      The Company believes that the terms of the foregoing transactions are comparable to those available from non-affiliated persons under similar circumstances.

(b)   Indebtedness of Management

      None.

INDEPENDENT AUDITORS

      The firm of Amper, Politziner & Mattia, P.C., Independent Certified Public Accountants, was retained as independent auditors to the Company for the year ended November 1, 2003 by the Audit Committee of the Board of Directors. A representative of Amper, Politziner & Mattia, P.C. will be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions.

ANNUAL REPORT

      The Company's Annual Report to shareholders for the fiscal year ended November 1, 2003, including financial statements, which Annual Report is not part of this proxy solicitation material, is being mailed to shareholders with the proxy solicitation.

OTHER BUSINESS

      Management is not aware at this time of any other matters to be presented for action. If, however, any other matters properly come before the Annual Meeting, unless otherwise directed, the persons named in the proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company's directors, officers, or regular employees personally or by telephone or telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of shares and will be reimbursed by the Company for their reasonable expenses. The Company does not expect to pay any compensation to third parties for the solicitation of proxies unless such solicitation has been requested by the Company.

                                 PROXY STATEMENT

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

      The Board has adopted a formal process to be followed for those shareholders who wish to communicate directly with the Board or any individual director of the Company. A shareholder can contact the Board, or any individual director, by sending a written communication to: Board of Directors, Foodarama Supermarkets, Inc., c/o Vice President--Internal Audit, 922 Highway #33, Building 6, Suite 1, Freehold, NJ 07728. A shareholder's letter should also indicate that he or she is a Foodarama shareholder. The Vice President--Internal Audit of the Company shall either (a) distribute such communication to the Board, or a member or members thereof, as appropriate depending upon the facts and circumstances described in the communication received; or (b) determine that the communication should not be forwarded to the Board because, in his or her judgment, (i) the communication is primarily commercial in nature and relates to the Company's ordinary business or relates to a topic that is improper or not relevant to the Board; or (ii) the Company's management can adequately handle the shareholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual. If a shareholder communication is addressed to one or more members of the Board, but not the entire Board, the Vice President--Internal Audit shall notify any member of the Board to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.

SHAREHOLDER PROPOSALS AND NOMINEES FOR DIRECTOR

      A shareholder of the Company who wishes to present a proposal for action at the Company's 2005 annual meeting of shareholders must submit such proposal to the Company and such proposal must be received by the Company by November 2, 2004. A shareholder wishing to submit a proposal should write to the Company's Secretary and include a detailed description of such proposal.

      The independent directors of the Board will also consider nominees for director suggested by shareholders of the Company applying the same criteria for nominees described under "Nominees as a Director of the Company--Nomination Process" and considering the additional information required below. A shareholder who wishes to suggest a nominee for director should write to the Company's Secretary and include the following information: (1) the name and contact information for the nominee; (2) a statement of the nominee's business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he or she believes that the nominee is qualified to serve on the Board and how his or her service would benefit the Company; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of the Company if nominated and elected. A shareholder wishing to suggest a nominee for director for possible consideration at the Company's 2005 annual meeting of shareholders must submit the required information to the Company and such information must be received by the Company by November 2, 2004. The Board retains complete discretion for making nominations for election as a member of the Board.

ANNUAL REPORT ON FORM 10-K

      On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock, a copy of the Company's Annual Report on Form 10-K as filed with the SEC for the fiscal year ended November 1, 2003. Requests should be addressed to Mr. Joseph C. Troilo, Senior Vice President--Financial Administration, Foodarama Supermarkets, Inc., 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728.

                                        By Order of the Board of Directors,

                                        /s/ Richard J. Saker

Howell, New Jersey                      Richard J. Saker,
March 1, 2004                           Secretary

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

                          ----------------------------
                                   APPENDIX A
                          ----------------------------

                          FOODARAMA SUPERMARKETS, INC.

                             AUDIT COMMITTEE CHARTER

            (Adopted on June 7, 2000; amended on September 25, 2003;
                      further amended on January 15, 2004)

I. PURPOSE

      The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Foodarama Supermarkets, Inc. (the "Corporation"), in fulfilling its responsibility to oversee the business and affairs of the Corporation. The Committee's primary duties and responsibilities are to: 1) serve as an independent and objective body to monitor the financial reporting process and internal control system of the Corporation; 2) oversee the quality and integrity of the financial statements of the Corporation; 3) review and appraise the qualifications, performance and independence of the Corporation's independent auditors; 4) review and appraise the performance of the Corporation's internal audit department; 5) provide an open forum for communication among the independent auditors, senior financial officers, other members of management, the internal audit department and the Board; 6) prepare an annual Committee report to be included in the Corporation's proxy statement as required by the regulations of the United States Securities and Exchange Commission (the "SEC"); and 7) assist in assuring the Corporation's compliance with legal and regulatory requirements. The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Audit Committee Charter (this "Charter"). In addition, it shall encourage continuous improvement of and adherence to the Corporation's policies, procedures and practices, including, but not limited to, the Corporation's Code of Conduct.

II. COMPOSITION

      The Committee shall be comprised of a minimum of three (3) directors, as determined by the Board, who qualify as "independent" directors in accordance with the rules and regulations of the American Stock Exchange ("AMEX") and the SEC, as such rules and regulations may be amended from time to time.

      All Committee members shall be financially literate at the time of their appointment or election, which includes having a working familiarity with basic finance and accounting practices, and shall have sufficient financial expertise and ability to enable them to discharge their responsibilities. At least one member of the Committee shall qualify as a "financial expert." The term "financial expert" shall have the meaning ascribed thereto in the rules and regulations of the SEC, as such rules and regulations may be amended from time to time. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. The Board may remove a member of the Committee in its discretion. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS AND REPORTS

      The Committee shall meet quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication and inquiry, the Committee shall meet at least annually with management, the director of the internal audit department and the independent auditors in separate sessions to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee shall meet in a separate session with the independent auditors at least twice a year to review the Corporation's financial statements. The Committee shall meet with senior management and the independent auditors at least quarterly to review the Corporation's financial statements and the quarterly report on Form 10-Q, and three of such meetings may be via teleconferencing or other electronic means.

                                 PROXY STATEMENT

      The Committee is authorized to retain persons having special competence, legal counsel and other advisors as may be necessary or appropriate to assist the Committee in fully complying with all duties and obligations set forth in this Charter. The Committee shall make regular reports to the Board of its activities, which shall include, where appropriate, recommendations for future action by the Board. The Board shall ensure that the Committee is adequately funded to (i) compensate any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (ii) compensate any registered public accounting firm engaged for the purpose of providing non-audit services; and (iii) carry-out the activities and utilize the resources provided for herein.

IV. RESPONSIBILITIES AND DUTIES

      In order to fulfill its purpose, the Committee shall have the following responsibilities and duties:

Documents and Reports

1. Review and assess the adequacy of this Charter annually and update this Charter as conditions warrant.

2. Review the regular internal reports to management prepared by the internal audit department and management's response to such reports.

3. Review with senior financial officers and the independent auditors the quarterly report on Form 10-Q, including significant changes in accounting principles or their application, disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations, the discussion of the Corporation's critical accounting policies and estimates, the certification of financial statements included in the Form 10-Q and other financial information, prior to the filing of the Form 10-Q with the SEC or prior to the release of earnings to the public. The Chair of the Committee may represent the entire Committee for purposes of this review.

4. Review with senior financial officers and the independent auditors the annual report on Form 10-K, including significant changes in accounting principles or their application, disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations, the discussion of the Corporation's critical accounting policies and estimates, the certification of financial statements included in the Form 10-K and other financial information, prior to the filing of the Form 10-K with the SEC or prior to the release of earnings to the public.

5. Recommend to the Board that the annual financial statements of the Corporation be included in the Corporation's annual report on Form 10-K.

6. Review with senior financial officers and the independent auditors, as appropriate, the annual report to shareholders prior to its distribution to shareholders and prior to its filing with the SEC.

7. Prepare an annual Committee report to be included in the Corporation's proxy statement as required by SEC regulations.

Independent Auditors

8. Evaluate and select the independent auditors, considering independence and effectiveness, and approve the terms of the engagement and the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee shall review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the independence of the auditors.

9. Pre-approve any permissible non-audit services to be provided to the Corporation by the independent auditors and the fees associated with such non-audit services.

10. Pre-approve any non-audit services to be provided to the Corporation by outside consultants, other than the independent auditors, and the fees associated with such non-audit services.

11. Periodically consult with the independent auditors about internal controls and procedures and the completeness and accuracy of the Corporation's financial statements and other financial information.

12. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant. The Committee shall request, at least annually, a report from the independent auditors detailing (i) the auditors' internal quality control procedures, (ii) any problems or material issues raised by recent internal quality control reviews, investigations or inquiries, or by any inquiry or investigation by governmental or professional authorities, and (iii) the steps taken to rectify any factors that would call into question the auditors' independence, including all relationships between the Corporation and the auditors.

13. Ensure that the lead audit partner assigned by the Corporation's independent auditors to the Corporation, as well as the audit partner responsible for reviewing the Corporation's audit, shall be changed at least every five (5) years.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

14. Establish and enforce clear hiring policies with regard to employees and former employees of the Corporation's independent auditors. The Committee shall enforce a one-year cooling-off period before the lead partner, the concurring partner or any other member of an audit engagement team who provides more than ten hours of audit services during an annual audit period may be employed by the Corporation in a financial oversight role, including, without limitation, as a member of the Board, chief executive officer, president, chief financial officer, chief operating officer, chief accounting officer, controller, director of internal audit or an equivalent position.

Financial Reporting Process

15. In consultation with the independent auditors and internal audit department, review the integrity of the Corporation's financial reporting processes, both internal and external, including the adequacy of the Corporation's disclosure controls and procedures.

16. Discuss with the independent auditors any material correcting adjustments that have been identified by the independent auditors and made to conform with generally accepted accounting principles.

17. Consider the judgments of the independent auditors concerning the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

18. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors, management or the internal audit department, including alternatives to, and the rationale for, the decisions made.

19. Review and discuss with management, senior financial officers, the internal audit department and the independent auditors the Corporation's policies with respect to risk assessment and risk management, including the Corporation's major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

20. Discuss with the Corporation's principal executive and senior financial officers and the Corporation's independent auditors all significant deficiencies in the design or operation of internal controls and procedures which could adversely affect the Corporation's ability to record, process, summarize and report financial data and any material weaknesses in internal controls, and, any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

21. Discuss with the Disclosure Committee (the "Disclosure Committee") of the Corporation (i) the information contained in the Corporation's financial statements and reports to the SEC, (ii) the effectiveness of the Corporation's disclosure controls and procedures, and (iii) any change in the Corporation's internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Corporation's internal control over financial reporting. The Disclosure Committee shall (i) take appropriate measures to assure that the reports that the Corporation files with the SEC pursuant to the Securities Exchange Act of 1934, as amended, disclose all information required to be disclosed in such reports, and (ii) modify the Corporation's disclosure controls and procedures, as necessary.

Process Improvement

22. Establish regular and separate systems of reporting to the Committee by management and the independent auditors regarding any significant judgments made by management or the independent auditors in its preparation of the financial statements.

23. Establish regular and separate systems of reporting to the Committee by the Corporation's internal audit department and the Vice President--Internal Audit. The Committee shall review (i) the activities, duties and obligations of the Corporation's internal audit department and the Vice President--Internal Audit, including, but not limited to, the preparation of the annual internal audit plan and budget and those duties and obligations prescribed in the Corporation's Code of Conduct, and (ii) the results of any and all audit work performed by the internal audit department or the Vice President--Internal Audit.

24. Following completion of the annual audit, review separately with each of management, the independent auditors and the internal audit department any significant difficulties encountered during the course of the audit, including, but not limited to, any restrictions on the scope of work or access to required information.

25. Review with management, the independent auditors and the internal audit department the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

26. Review and resolve any significant disagreement among management and the independent auditors or the internal audit department in connection with the preparation of the financial statements or other financial information.

27. Oversee and evaluate all related party transactions proposed to be entered into by the Corporation.

28. Assess annually the overall performance and effectiveness of the Committee.

                                 PROXY STATEMENT

Ethical and Legal Compliance

29. Review and update periodically the Corporation's Code of Conduct and determine that there is an established system to enforce the Code of Conduct.

30. Review the system established by management to enforce the Code of Conduct. Review management's monitoring of the Corporation's compliance with the Code of Conduct.

31. Review and investigate any matters pertaining to the integrity of management, including conflicts of interest and adherence to standards of business conduct as required in the Code of Conduct.

32. Review the system established by management to ensure that the Corporation's financial statements and reports are accurately and timely disseminated to governmental organizations and the public and satisfy all legal requirements.

33. Review the organizational structure of the internal audit department and the qualifications of the internal audit department staff.

34. Review with the Corporation's counsel any legal matter that could have a significant impact on the organization's financial statements or other financial information.

35. Review with the Corporation's counsel legal compliance and regulatory matters.

36. Perform any other activities consistent with this Charter, the Corporation's By-Laws, rules of the AMEX and governing law, as the Committee or the Board deems necessary or appropriate.

Complaint Procedures

37. Establish written procedures consistent with the Code of Conduct for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

38. Establish written procedures for the confidential receipt, retention and consideration of any report by an attorney of evidence of (i) a material violation of any applicable Federal or state securities law, (ii) a material breach of fiduciary duty arising under Federal or state law, or
      (iii) a similar material violation of any Federal or state law, by the Corporation or any officer, director, employee or agent of the Corporation.

39. Investigate any matter brought to the Committee's attention with full access to all books, records, facilities and personnel of the Corporation, and make recommendations to the Board as to any corrective or remedial action unless such action shall be within the purview of the authority of this Committee. The Committee is authorized to retain such additional expert personnel as the Committee may deem necessary in connection with any such investigation.

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES

                       THIS PAGE INTENTIONALLY LEFT BLANK.

--------------------------------------------------------------------------------

                           For Shares of Common Stock

                          FOODARAMA SUPERMARKETS, INC.

                  PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby constitutes and appoints Joseph J. Saker and Richard J. Saker and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of FOODARAMA SUPERMARKETS, INC. registered in the name of the undersigned at the close of business on February 20, 2004, at the 2004 Annual Meeting of Shareholders of said Company which will be held on Wednesday, April 14, 2004 at 922 Highway 33, Building 6, Suite 1, Howell, New Jersey at 2:00 p.m., local time, or any postponements or adjournments thereof, for the purposes more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the meeting. The Board of Directors recommends a vote "FOR" the election of the persons nominated to serve as members of the Board of Directors of the Company.

                (Continued and to be Signed on the Reverse Side)

--------------------------------------------------------------------------------

                         Please date, sign and mail your
                      proxy card back as soon as possible.

                         Annual Meeting of Shareholders
                          FOODARAMA SUPERMARKETS, INC.

                                 April 14, 2004

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A |X|  Please mark
       your votes as
       in this example

1.    Election of    FOR    WITHHELD
      Directors      |_|      |_|         Nominees:  Joseph J. Saker
                                                     Richard J. Saker
                                                     Charles T. Parton
                                                     Albert A. Zager
                                                     Robert H. Hutchins

                             INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name here:

                             ___________________________________________________

2. The Proxy is authorized to act upon matters which are incident to the conduct of the meeting and to transact such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise indicated above or unless this Proxy is revoked, the shares represented by this Proxy will be voted for the nominees for Director, Joseph J. Saker, Richard J. Saker, Charles T. Parton, Albert A. Zager and Robert H. Hutchins, and in the discretion of said Proxy, on any other matter which may properly come before the meeting or any postponements or adjournments thereof.

                                      I will attend |_|    I will not attend |_|
                                         the Annual               the Annual
                                            Meeting                  Meeting

SIGNATURE ________________ DATE _______ SIGNATURE ________________ DATE ________

NOTE: Please sign your name exactly as your name appears on the label attached hereto, and when signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer, or if a partnership, sign in partnership name by an authorized person.

--------------------------------------------------------------------------------